UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report - November 15, 2005

HARLEYSVILLE NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

___________________

Pennsylvania	0-15237	23-2210237
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

483 Main Street
Harleysville, Pennsylvania 19438
(Address of principal executive office and zip code)

(215) 256-8851
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 1.01 Entry into a Definitive Material Agreement

On November 15, 2005, Harleysville National Corporation’s wholly-owned subsidiary, Harleysville National Bank and Trust Company ("HNB"), entered into a Purchase Agreement (the "Agreement") by and among Cornerstone Financial Consultants, Ltd., a Pennsylvania corporation ("CFC"), Cornerstone Institutional Investors, Inc., a Pennsylvania corporation ("CII"), Cornerstone Advisors Asset Management, Inc., a Pennsylvania corporation ("CAAM," and together with CFC and CII collectively, the "Cornerstone Companies"), Cornerstone Management Resources, Inc., a Pennsylvania corporation ("CMR"), John R. Yaissle, Malcolm L. Cowen, II and Thomas J. Scalici. Pursuant to the Purchase Agreement, HNB (or its wholly-owned subsidiaries) will acquire (i) all of the outstanding capital stock of CFC and CII, (ii) substantially all of the assets of CAAM, and (iii) certain limited assets of CMR. The Cornerstone Companies provide asset management, life insurance, compensation and benefits consulting, and business and estate planning services to high net worth privately held business owners, wealthy families and institutional clients. The purchase price consists of $15 million in cash to be paid at closing, subject to certain adjustments based upon the net worth of the Cornerstone Companies at closing, and a contingent payment of up to $7 million to be paid post-closing. The contingent payment is based upon the Cornerstone Companies meeting certain minimum operating results during a five-year earn-out period, with a maximum payout of $7 million over this period. The closing is subject to various conditions, including, among other things, further due diligence, regulatory approvals, third party consents and other normal and customary conditions to closing. The closing is scheduled to be completed in January of 2006.

Item 8.01         Other Events

On November 15, 2005, Harleysville National Corporation issued a press release announcing the signing of a definitive agreement to acquire the Cornerstone Companies (as discussed in Item 1.01 hereof). A copy of this press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit 99.1

Press Release, dated November 15, 2005 of Harleysville National Corporation announcing the signing of a definitive agreement to acquire the The Cornerstone Companies.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEYSVILLE NATIONAL CORPORATION

Dated: November 16, 2005              /s/ George S. Rapp
George S. Rapp, SVP and Chief Financial Officer

EXHIBIT INDEX

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Exhibit 99.1 Press Release dated November 15, 2005 of Harleysville National Corporation announcing the the signing of a definitive agreement to acquire the The Cornerstone Companies.	5